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                                                                   EXHIBIT 99.1

                          BRAUN'S HOLDING COMPANY, INC.

                         (BRAUN'S FASHIONS CORPORATION)*

                            1987 STOCK INCENTIVE PLAN

                  1. PURPOSE. The purpose of the Plan is to advance the interest of Braun's Holding Company, Inc., a Delaware corporation (the "Company"), and its shareholders by providing an incentive to attract and retain the officers and other key employees of the Company and its subsidiaries who are primarily responsible for the management and successful growth of the business of the Company and its subsidiaries. It is intended that this purpose will be effected through the granting of stock options and/or stock awards (collectively, the "Grants") as provided herein.

                  2. EFFECTIVE DATE AND TERM OF PLAN. The effective date of the Plan shall be September 11, 1987. No Grants shall be made after September 11, 1997; provided, however, that the Plan and all Grants made on or before September 11, 1997 shall remain in effect until they have been satisfied or terminated in accordance with the terms thereof.

                  3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Stock Incentive Committee (the "Committee") of the Board of Directors of the Company, which shall consist of at least two (2) directors, none of whom, while serving on the Committee, shall be, or within one year prior thereto have been, eligible to receive Grants under the Plan. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, to select the employees to whom Grants will be made, to determine the number of shares to be optioned or awarded to each such employee and to interpret, construe and implement the provisions of the Plan. Decisions of the Committee shall be binding upon the Company and upon all employees eligible to participate in the Plan.

                  4. STOCK SUBJECT TO THE PLAN*. The aggregate number of shares subject to the Plan shall be 7,000 shares of the Common Stock of the Company, $.01 par value per share. Such shares may be authorized and unissued shares or may be treasury shares. Any shares subject to an option or award which for any reason expires or is terminated unexercised as to such shares may again be subject to an option or award under the Plan.

                  5. ELIGIBLE EMPLOYEES. Grants may be made only to officers and other key employees of the Company or any subsidiary of the Company. No Grant, however, shall be made

---------------------------

         *See Amendment

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to a director who is not an officer or salaried employee or to any person who, on the date of initial adoption of the Plan, held any shares of the Company's Common Stock or to any person owning or otherwise holding on the date of grant shares of the Company's Common Stock and/or options, warrants, rights or convertible securities to acquire Common Stock with respect to 3% or more of the Company's then outstanding shares of Common Stock.

                  6. INCENTIVE STOCK OPTIONS. Certain options granted hereunder shall be "incentive options" under the provisions of section 422A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                           Incentive options shall be evidenced by stock
option agreements in such form as the Committee shall approve from time to time, which agreements shall conform with this Plan and shall contain in substance the following terms and conditions:

                           (a)      NUMBER OF SHARES.  The option agreement
shall specify the number of shares to which it pertains.

                           (b)      PURCHASE PRICE.  Except as provided in
the following sentence, the purchase price per share of stock under each option shall be at least 100% of the fair market value of such stock on the day the option is granted, as determined by the Committee.

                           (c)      EXERCISE.  Each such option may be
exercised at such time and in such manner (including, without limitation, in whole or in part) as specified by the Committee which may, among other things, provide that options may become subject to exercise in installments; provided, however, that in no event shall an option be exercisable more than ten (10) years from the date on which it is granted. No option shall be exercisable for a fractional share of stock.

                           (d)      PAYMENT.  The purchase price of any stock
purchased pursuant to the exercise of an option granted hereunder shall be payable in full on the exercise date in cash or by check or by delivery of shares of Common Stock of the Company registered in the name of the optionee duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date, as determined by the Committee. Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority (its "designee") (but such designee shall have no authority to approve loans to himself), the Company may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid annually on the unpaid balance of the promissory note at such rate as shall be determined by the Committee or its designee. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate fair market value on the date of purchase equal to or greater than the amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership including the right to vote such shares and to receive dividends paid on such shares,


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subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company. All notes executed and delivered pursuant hereto shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

                           (e)      RIGHTS AS A SHAREHOLDER.  The optionee
shall have no rights as a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                           (f)      PURCHASE FOR INVESTMENT.  Each employee
acquiring shares hereunder will be required to give a representation that he is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. This requirement shall be imposed solely for the purpose of enabling the Company to comply with the provisions of the Securities Act of 1933, as amended. If at any time the stock which may be issued pursuant to this Plan is registered with the Securities and Exchange Commission, this section and any representation given hereunder shall become inoperative.

                           (g)      MAXIMUM VALUE OF SHARES.  No incentive
option shall be granted to an employee in any calendar year under this or any other incentive option plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined on the date of grant) of shares which first become exercisable thereunder in any calendar year exceeds $100,000.

                           (h)      NON-TRANSFERABILITY.  No option shall be
transferable by the optionee except by will or the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by him or his guardian or legal representative.

                  7. NONQUALIFIED OPTIONS. Options other than "incentive options" may be granted hereunder. Such nonqualified options shall be evidenced by stock option agreements in such form as the Committee shall approve from time to time, which agreements shall conform with this Plan and shall contain in substance the terms and conditions specified in section 6 (with the exception of subsection (b) thereof and subsection (g) thereof) of this Plan plus such other terms and conditions as the Committee shall designate.

                  8. RESTRICTED STOCK AWARDS. The Committee may make awards, evidenced by such written agreement as the Committee shall, from time to time, prescribe, consisting of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto or the right to receive such number of shares (hereinafter called "Restricted Stock"). Such award shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:


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                           (a)      Restricted Stock may not be sold or
otherwise transferred by the employee until ownership vests at such time and in such manner as specified by the Committee which may, among other things, provide that only a certain percentage of such shares shall vest each year.

                           (b)      Except as otherwise determined by the
Committee, all rights and title to Restricted Stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such Restricted Stock, including, without limitation, continuation of the participant's employment with the Company or a subsidiary of the Company.

                           (c)      Except for the restrictions set forth
herein and those specified by the Committee, a holder of Restricted Stock shall possess all the rights of a holder of the Company's Common Stock; provided, however, that in those cases where the Grant of Restricted Stock consists of the grant of the right to receive a specified number of shares of the Company's Common Stock, the holder of such Restricted Stock shall have the rights of a holder of the Company's Common Stock only with respect to the shares which shall have fully vested.

                           (d) All other provisions of the Plan not
inconsistent with this section shall apply to Restricted Stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

                  9. RECAPITALIZATION. In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common Stock of the Company, resulting in an increase or decrease in the number of shares of Common Stock outstanding, the number of shares of Common Stock available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares covered by each outstanding Grant and the exercise price per share under the outstanding options shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price.

                  10. REORGANIZATION. If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, any option or other award under the Plan theretofore granted shall apply to the securities or property into which the Common Stock covered thereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time. In any of such events the total number and class of shares then remaining available for issuance under the Plan (including shares reserved for outstanding options and awards and shares available for future grant of options or other award under the Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Plan immediately prior to such event.


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                  11.      GENERAL RESTRICTIONS.

                           (a)      The Company will not be obligated to make
any Grant or issue shares of Common Stock, or make any payment if counsel to the Company determines that such Grant, issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and the NASD or any national securities exchange upon which the Common Stock is quoted or listed. In connection with any Grant, issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurance satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. Each Grant shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Grant upon NASDAQ, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such Grant or the issue or purchase of shares thereunder, such Grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                           (b)      Notwithstanding any provision of this
Plan to the contrary, unless the Company is then subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Reporting Requirements"), shares of Common Stock acquired pursuant to this Plan may not be sold, transferred or otherwise disposed of except as set forth in section 12(b) and (c) hereof.

                           (c)      Certificates evidencing shares of Common
Stock issued pursuant to the Plan may bear a legend describing restrictions on transfer thereof.

                  12.      TERMINATION OF EMPLOYMENT.

                           (a)*     Incentive options and nonqualified
options, shall terminate immediately upon the termination of the optionee's employment by the Company or any subsidiary; provided, however, that in the event such termination of employment results from (i) the optionee's retirement with the consent of the Company, such options may be exercised within three (3) months of the date of termination and (ii) the optionee's disability (as defined in section 105(d)(4) of the Internal Revenue Code of 1986, as amended) or death, such options may be exercised by the optionee's legal representative, heir or devisee, as appropriate, within one (1) year from the date of disability or death. Notwithstanding clause (i) of the preceding sentence, the Company may terminate and cancel an incentive option or a nonqualified option during the three-month period referred to in such clause if the optionee engages in employment or activities contrary, in the opinion of the Board of Directors or the Committee, to the best interests of the Company of any subsidiary. In addition, the Committee shall, in each case in which clause (i) of the second preceding sentence may be applicable, determine
-----------------------
  *See Amendment


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whether a termination of employment shall be considered retirement with the consent of the Company. Notwithstanding the foregoing, (i) no incentive option or nonqualified option shall be exercisable after the expiration date of such option and (ii) no incentive option or nonqualified option (or portion thereof) which is not exercisable on the date of termination of employment shall be exercisable thereafter without the consent of the Committee.

                           (b)      In the event of the termination of an
optionee's employment for any reason whatsoever (including, without limitation, death, disability or retirement), the Company shall have the option (the "Call"), for a period of sixty (60) days after the later of (i) the date of such termination and (ii) the date upon which such optionee's right to exercise any options granted under the Plan (if such right to exercise shall have been extended pursuant to the proviso to the first sentence of section 12(a) hereof) shall have terminated, to purchase from the optionee, upon written notice to the optionee at his last known address, any or all shares of Common Stock acquired by such optionee pursuant to a Grant at a price per share equal to the book value per share of Common Stock outstanding at the close of the fiscal year immediately preceding the date of termination of employment (adjusted for any recapitalization, stock split or similar event) ("Book Value"); provided, however, that the foregoing option shall not be applicable at any time the Company is subject to the Reporting Requirements.

                           (c)      In the event the Company shall not then
be subject to the Reporting Requirements, the optionee (or his legal representative, heir or devisee, as appropriate) shall have the option (the "Put"), for a period of thirty (30) days after the later of (i) the date of such termination and (ii) the date upon which such optionee's right to exercise any options granted under the Plan (if such right to exercise shall have been extended pursuant to the proviso to the first sentence of section 12(a) hereof) shall have terminated, to require the Company to purchase, upon written notice to the Company at its principal executive offices, any or all shares of Common Stock acquired by such optionee pursuant to a Grant at a price per share equal to the Book Value (as defined above) per share.

                           (d)      In the event any Put or Call is not
exercised within the sixty (60) day period or thirty (30) day period, as appropriate, provided in section 12(b) and l2(c) hereof, respectively, such optionee shall have the right to exercise the Put and the Company shall have the right to exercise the Call by written notice to the other party as specified above within ninety (90) days after each fiscal year thereafter so long as the Company shall not then be subject to the Reporting Requirements.

                           (e)      If under the applicable corporate law or
under agreements to which the Company is a party or by which it is bound, the Company is legally or contractually unable to purchase shares of Common Stock subject to the Put or the Call, then the Put or Call shall be deemed withdrawn until such time as such legal or contractual restriction shall no longer apply to the Company, at which time such Put shall be exercisable for an additional thirty (30) day period and such Call shall be exercisable for an additional sixty (60) day period, provided that the Company shall not then be subject to the Reporting Requirements.


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                           (f)      Book Value per share shall in all cases
be determined on the basis of the then current method of accounting of the Company applied in accordance with generally accepted accounting principles consistently applied. All determinations of Book Value shall be made by the Company's independent certified public accountants, and such determinations shall be binding upon the Company and each optionee.

                           (g)*     Nothing contained in this section shall
be interpreted or have the effect of extending the period during which an option may be exercised beyond the terms of the expiration date provided in such option agreement or established by law or regulation. Death of an optionee subsequent to termination shall not extend such periods. Whether leave of absence shall constitute a termination of employment for purposes of this Plan shall be determined by the Committee.

                  13. DEFINITIONS. Any terms of provisions used herein which are defined in sections 421, 422A or 425 of the Internal Revenue Code of 1986, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time Grants are made hereunder shall have the meaning as therein defined.

                  14. AMENDMENT OF THE PLAN. The Board of Directors of the Company, may, from time to time, terminate the Plan or modify or amend its term or the terms of any agreement entered into pursuant hereto in any respect whatsoever, including, without limitation, the making of such amendments or revisions as the Board shall deem advisable in order to conform the Plan to any change in any law or regulation applicable thereto; provided, however, that the Board shall not, without approval by a majority vote of the outstanding shares of the Company having general voting power, (i) increase the aggregate number of shares subject to the Plan (other than increases due to changes in capitalization), (ii) change the manner of determining the minimum option price, (iii) extend the period during which options may be granted or exercised, (iv) change the designation of the class of employees eligible to receive Grants, (v) amend the Plan in any manner that will cause incentive options issued under it to fail to meet the requirements of section 422A of the Internal Revenue Code of 1986, as amended, or (vi) materially increase the benefits accruing to participants under the Plan. No termination, modification or amendment of the Plan or any agreement hereunder shall, without the consent of the employee to whom any Grant shall theretofore have been made, impair the rights of such employee thereunder.

                  15. NO EMPLOYMENT RIGHTS. The Plan and any Grants made under the Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time, with or without cause.

--------------------
  *See Amendment


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                                AMENDMENT NO. 1

                                     TO THE

                            1987 STOCK INCENTIVE PLAN


                  This Amendment to the Braun's Fashions Corp. 1987 Stock Incentive Plan (the "Plan") is adopted pursuant to resolutions of the Board of Directors of Braun's Fashions Corporation (the "Company") adopted as of February 11, 1992 and pursuant to the approval of a majority of the Company's stockholders on February 11, 1992.

                  1. The name of the plan is amended by deleting "BRAUN'S HOLDING COMPANY, INC." and inserting "BRAUN'S FASHIONS CORPORATION."

                  2. Section 4 of the Plan is hereby amended to read as follows:

                  4. STOCK SUBJECT TO THE PLAN. The aggregate number of shares subject to the Plan shall be 300,000 shares of the Common Stock of the Company, $.01 per value per share. Such shares may be authorized and unissued shares or may be treasury shares. Any shares subject to an option or award which for any reason expires or is terminated unexercised as to such shares may again be subject to an option or award under the Plan.

                  3. Section 12 (a) of the Plan is amended by inserting the following language at the beginning of the first sentence:

                  "Subject to the specific provisions of any executive employment agreement entered into by the Company, or any subsidiary,"

                  4. Section 12(g) of the Plan is amended by inserting the following language at the end of the first sentence thereof:

                  "or limiting the period during which such option may be exercised pursuant to the specific provisions of any executive employment agreement entered into by the Company, or any subsidiary."

                  5. This Amendment is effective as of the date upon which the Company's registration statement on Form S-1 to be filed on or about February 12, 1992 shall be declared effective by the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, Braun's Fashions Corporation has caused this Amendment to be executed by its duly authorized officer as of February 11, 1992.

                                           BRAUN'S FASHIONS CORPORATION


                                           By:   /s/ Herbert D. Froemming
                                              ---------------------------------
                                                Herbert D. Froemming
                                                Vice President and
                                                Chief Financial Officer



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                                 AMENDMENT NO. 2

                                     TO THE

                            1987 STOCK INCENTIVE PLAN


         This Amendment to the Braun's Fashions Corporation 1987 Stock Incentive Plan (the "Plan") is adopted pursuant to resolutions of the Board of Directors of Braun's Fashions Corporation (the "Company") adopted as of April 7, 1993 and pursuant to the approval of the majority of the Company's shareholders on June 30, 1993.

                  1. Section 4 of the Plan is hereby amended to read as follows:

                  4. STOCK SUBJECT TO THE PLAN . The aggregate number of shares subject to the Plan shall be 510,000 shares of the Common Stock of the Company, $.01 par value per share. Such shares may be authorized and unissued shares or may be treasury shares. Any shares subject to an option or award which for any reason expires or is terminated unexercised as to such shares may again be subject to an option or award under the Plan.

                  2. This Amendment is effective on June 30, 1993, the date of the approval of the increase in the number of shares by the Company's shareholders.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of June 30, 1993.

                                              BRAUN'S FASHIONS CORPORATION

                                              By:   /s/ Herbert D. Froemming
                                                 ------------------------------
                                                   Herbert D. Froemming
                                                   Senior Vice President and
                                                   Chief Financial Officer

                                 AMENDMENT NO. 3
                                     TO THE
                             1987 STOCK INCENTIVE PLAN


         This Amendment to the Braun's Fashions Corporation 1987 Stock Incentive Plan (the "Plan") is adopted pursuant to resolutions of the Board of Directors of Braun's Fashions Corporation (the "Company") and pursuant to the approval of the majority of the Company's shareholders on December 11, 1996.

         1.       Section 4 of the Plan is hereby amended to read as follows:

                  4. STOCK SUBJECT TO THE PLAN The aggregate number of shares subject to the Plan shall be 710,000 shares of the Common Stock of the Company, $.01 par value per share. Such shares may be authorized and unissued shares or may be treasury shares. Any shares subject to an option or award which for any reason expires or is terminated unexercised as to such shares may again be subject to an option or award under the Plan.

         2. This Amendment is effective on December 11, 1996, the date of the approval of the increase in the number of shares by the Company's shareholders.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of December 11, 1996.

                                            BRAUN'S FASHIONS CORPORATION


                                            By:   /s/ Herbert D. Froemming
                                               --------------------------------
                                                Herbert D. Froemming
                                                President